SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

Partners Trust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Federal 001-31277 75-2993918
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

233 Genesee Street, Utica, New York 13501
(Address of principal executive offices)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit

No. Description

99.1 Notice to Board of Directors and Executive Officers of Partners Trust Financial Group, Inc., dated May 21, 2004.

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 21, 2004, Partners Trust Financial Group, Inc. (the "Company") sent a notice to its directors and officers pursuant to Rule 104(b)(2) of Regulation BTR with respect to a covered blackout period under the SBU Bank Incentive Savings Plan. The notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The date that the Company received the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 was May 21, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
 (Registrant)

/s/ Steven A. Covert

Steven A. Covert

Executive Vice President and Chief Financial

Officer

Date: May 21, 2004

EXHIBIT INDEX

Exhibit

No. Description

99.1 Notice to Board of Directors and Executive Officers of Partners Trust Financial Group, Inc., dated May 21, 2004.